UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2006

Omega Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-13599	25-1420888
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

366 Walker Drive, State College, Pennsylvania		16801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	814-231-1680

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 16th, 2006, Omega Financial Corporation entered into an employment agreement with Maureen Bufalino. Ms. Bufalino has been employed by Omega Bank, the Corporation's principal subsidiary, in the position of Regional President and is on the Board of Directors of both Omega Financial Corporation and Omega Bank. This contract replaces a previous Employment Agreement, which had an initial term through January 12, 2006. The new contract results from Ms. Bufalino's preference to relinquish her full-time role as Regional President and the Corporation's desire to retain her services. The employment contract provides for Ms. Bufalino to serve the company as a part-time Consultant with a Corporate title of Regional President. The agreement is for a term of one year and provides for base compensation of $56,000 with other benefits including use of a company automobile and country club membership.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Financial Corporation

January 23, 2006	By:	Daniel L. Warfel

Name: Daniel L. Warfel
Title: EVP, Chief Financial Officer